September 19, 2008

RxElite, Inc.
1404 North Main, Suite 200
Meridian, Idaho

Re:	RxElite, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to RxElite, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of 14,873,892 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), authorized for issuance pursuant to the Company’s 2007 Incentive Stock Plan (the “Plan”), including (i) 7,260,849 shares of Common Stock reserved for future issuances under the Plan, (ii) 3,473,561 shares of restricted Common Stock previously granted under the Plan, (iii) 1,266,871 shares of Common Stock underlying stock purchase rights (the “Stock Purchase Rights”) previously granted under the Plan and (iv) 2,872,611 shares of Common Stock underlying options (the “Options”) previously granted under the Plan. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Registration Statement.

The opinions expressed herein are limited to the Delaware General Corporation Law, as currently in effect (the “DGCL”), applicable provisions of the Constitution of the State of Delaware, as currently in effect (the “Delaware Constitution”), and judicial decisions reported as of the date hereof that interpret the DGCL and such applicable provisions of the Delaware Constitution (collectively, the “Delaware Law”).

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement and all exhibits thereto; (ii) the Company’s Certificate of Incorporation and any amendments to date certified by the Secretary of State of the State of Delaware; (iii) the Company’s Bylaws and any amendments to date certified by the Secretary of the Company; (iv) the Plan; (v) the minutes and records of the corporate proceedings of the Company with respect to adoption of the Plan, the granting of awards thereunder and related matters thereto; (vi) specimen Common Stock certificates of the Company; (vii) the restricted stock award agreement, restricted stock purchase agreement and stock option award agreement pursuant to the Plan; and (viii) such other records, documents and instruments as we have deemed necessary for the expression of the opinion stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that: (i) the 14,873,892 shares of Common Stock originally reserved under the Plan have been duly authorized for issuance; (ii) the 3,473,561 shares of Common Stock issued as restricted shares have been validly issued and are fully paid and nonassessable; (iii) the 1,266,871 shares of Common Stock underlying the Stock Purchase Rights will be validly issued, fully paid and nonassessable and (iv) the 2,872,611 shares of Common Stock underlying the Options, when issued in accordance with the terms of the Options and the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. This opinion is given as of the effective date of the Registration Statement and we assume no obligations to update or supplement such opinion after the effective date of the Registration Statement to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/S/ HAYNES AND BOONE, LLP HAYNES AND BOONE, LLP